Exhibit 10.25

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is made as of June 16, 2014 by and among:

(1)                                 Xiaomi Venture Limited, a company incorporated in the Cayman Islands (the “Purchaser”); and

(2)                                 each of the parties set forth in Exhibit A hereto (each, a “Seller”, and collectively, the “Sellers”). The Sellers on the one hand, and the Purchaser on the other hand, are sometimes herein referred to each as a “Party,” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, Xunlei Limited (the “Company”) has filed a registration statement on Form F-1 on May 23, 2014 (as may be amended from time to time, the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the initial public offering (the “Offering”) by the Company of American Depositary Shares (“ADS”) representing common shares (“Common Shares”) of the Company as specified in the Registration Statement; and

WHEREAS, the Purchaser wishes to purchase from the Sellers, the Sellers wish to sell certain Common Shares, which shall be converted from preferred shares of the Company held by the Sellers immediately before the Closings (as defined below);

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1                                                                                   Sale and Purchase of Common Shares. Upon the terms and subject to the conditions of this Agreement, each of the Seller shall (i) convert the number of preferred  shares of the Company as set forth opposite such Seller’s name in Exhibit A hereto into the Common Shares on the basis of the then effective conversion ratio of 1:1 immediately prior to each Closing and (2) at each Closing, the Purchaser shall purchase the number of Common Shares converted from the preferred share as set forth in this Section 1.1(i) from each of the Seller (collectively, the “Purchased Shares”) at a price per Common Share equal to the Offer Price (as defined below), free and clear of all liens or encumbrances (except for restrictions arising under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or created by virtue of this Agreement). The “Offer Price” means the price per ADS set forth on the cover of the Company’s final prospectus in connection with the Offering (the “Final Prospectus”) divided by the number of Common Shares represented by one ADS.

Section 1.2                                                                                   Closings.

(a)         Closings. Subject to Section 1.3, the closings (the “Closings”) of the sale and purchase of the Purchase Shares pursuant to Section 1.1 shall take place concurrently with the closing of the Offering at the same offices for the closing of the Offering or at such other place as the Purchaser and any Seller may mutually agree with respect to such Purchaser’s Purchased Shares. Two business days prior to the Closings, the Purchaser will cause a notice to be issued by the Company to each of the Sellers specifying the aggregate consideration to be paid by the Purchaser for the Common Shares being purchased hereunder at the Offer Price per Common Share (with respect to each Seller, such Seller’s “Purchase Price”). The date and time of the Closings are referred to herein as the “Closing Date.”  For the avoidance of doubt and notwithstanding anything to the contrary herein, the Closings of each Seller of the respective Purchased Shares shall not be conditional on each other, and the relevant parties shall be obligated to consummate each such Closing with respect to a Seller to the extent all applicable terms and conditions hereunder have been satisfied with respect thereto.

(b)         Payment and Delivery. At the Closings, the Purchaser shall pay and deliver each Seller’s Purchase Price to such Seller in U.S. dollars by wire transfer, or by such other method mutually agreeable to the Purchaser and the Seller, of immediately available funds to such bank account designated in writing by the Seller, and the Sellers shall procure the Company to deliver one or more duly executed share certificates in original form, registered in the name of the Purchaser, together with a certified true copy of the register of the members of the Company, evidencing the Purchased Shares being issued and sold to such Purchaser.

(c)          Restrictive Legend. Each certificate representing Purchased Shares shall be endorsed with the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; AND (B) WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 180 DAYS FOLLOWING CLOSING OF THE PURCHASE. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

Section 1.3                                                                                   Closing Conditions.

(a)         Conditions to Purchaser’s Obligations to Effect the Closing. The obligation of the Purchaser to purchase and pay for its Purchased Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by the Purchaser in its sole discretion:

(i)             All corporate and other actions required to be taken by the Seller in connection with the sale and delivery of such Seller’s Purchased Shares (including registration of such transfer of the Purchased Shares in the register of the members of the Company) shall have been completed.

(ii)          The representations and warranties of the Seller to the Purchaser contained in Section 2.1 of this Agreement shall have been true and correct on the date of this Agreement and true and correct in all material respects on and as of the Closing Date; and the Seller shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(iii)       No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to Purchaser that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to such Purchaser that are substantial in relation to the Company.

(iv)      The Offering shall have been, or shall concurrently with the Closings be, completed.

(v)         The ADSs shall have been listed on the Nasdaq Global Market subject to official notice of issuance.

(vi)      The underwriting agreement relating to the Offering shall have been entered into and have become effective.

(vii)   The lock-up agreement regarding the remaining shares held by the Seller after the sale of the Purchased Shares shall have been executed and delivered by such Seller to the representatives of the underwriters of the Offering.

(b)         Conditions to Sellers’ Obligations to Effect the Closing. The obligation of each of the Seller to sell the Purchased Shares to the Purchaser as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by the Seller in its sole discretion:

(i)             All corporate and other actions required to be taken by the Purchaser in connection with the purchase of its Purchased Shares shall have been completed.

(ii)          The representations and warranties of such Purchaser contained in Section 2.2 of this Agreement shall have been true and correct in all material respects on the date of this Agreement and on and as of the Closing Date; and such Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(iii)       No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement with respect to such Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to such Purchaser that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement with respect to such Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to such Purchaser that are substantial in relation to the Company.

(iv)      The Offering shall have been, or shall concurrently with the Closings be, completed.

(v)         The ADSs shall have been listed on the Nasdaq Global Market subject to official notice of issuance.

(vi)      The underwriting agreement relating to the Offering shall have been entered into and have become effective.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1                                                                                   Representations and Warranties of the Sellers. Each of the Sellers hereby represents and warrants, severally but not jointly, to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a)         Due Formation. It is duly established, validly existing and in good standing under the laws of the jurisdiction of its formation. It has all requisite power and authority to carry on its business as it is currently being conducted.

(b)         Authority. It has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by such Seller pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Seller of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Seller pursuant to this Agreement, and the performance by the Seller of its obligations hereunder, have been duly authorized by all requisite actions on its part.

(c)          Valid Agreement. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)         Title to the Purchased Shares. All issued and outstanding Purchased Shares, when issued in accordance with the terms of this Agreement, are validly issued, fully paid and non-assessable. Such Purchaser’s Purchased Shares have been duly authorized and, when issued and delivered to and paid for by such Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act, the Memorandum and Articles of Association of the Company or created by virtue of this Agreement and upon delivery and entry into the register of members of the Company will transfer to such Purchaser good and valid title to its Purchased Shares.

(e)          Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Seller or its subsidiaries or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Seller or its subsidiaries is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Seller or its subsidiaries is a party or by which the Seller or its subsidiaries is bound or to which any of the Seller or its subsidiaries assets are subject. There is no action, suit or proceeding, pending or threatened against the the Seller or its subsidiaries that questions the validity of this Agreement or the right of the Seller to enter into this Agreement or to consummate the transactions contemplated hereby.

(f)           Consents and Approvals. Neither the execution and delivery by the Seller of this Agreement, nor the consummation by the Seller of any of the transactions contemplated hereby, nor the performance by the Seller of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

(g)          No Stabilization.  The Seller has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the Offer Price of the Common Shares or the ADSs.

(h)         Material Information.  The sale of the Purchased Shares by such Seller is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement or the Final Prospectus. For the avoidance of doubt, such information shall not include any internal report or analysis prepared by such Seller based on information regarding the Company and the industry in which the Company operates that is set forth in the Registration Statement, or the Prospectus, or any supplement thereto, or is otherwise publicly available.

Section 2.2                                                                                   Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Sellers as of the date hereof and as of the Closing Date, as follows:

(a)         Due Formation. The Purchaser is duly formed, validly existing and in good standing in the jurisdiction of its organization. The Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.

(b)         Authority. The Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Purchaser of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Purchaser pursuant to this Agreement, and the performance by the Purchaser of its obligations hereunder have been or will prior to the Closing be duly authorized by all requisite actions on its part.

(c)          Valid Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)         Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Purchaser or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Purchaser is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the Purchaser’s assets are subject, in each case of the foregoing (i) and (ii), in such a manner that would materially and adversely affect such Purchaser’s ability to consummate the transactions contemplated hereby. There is no action, suit or proceeding, pending or threatened against the Purchaser that questions the validity of this Agreement or the right of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.

(e)          Consents and Approvals. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of any of the transactions contemplated hereby, nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

(f)           Status and Investment Intent.

(i)                         Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in its Purchased Shares. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii)                      Purchase Entirely for Own Account. The Purchaser is acquiring its Purchased Shares for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. The Purchaser does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Purchased Shares in violation of the Securities Act or any other applicable state securities law.

(iii)                   Solicitation. The Purchaser (x) was not identified or contacted through the marketing of the Offering and (y) did not contact the Seller as a result of any general solicitation.

(iv)                  Not U.S. Person. The Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S under the Securities Act.

ARTICLE III

COVENANTS

Section 3.1                                                                                   Distribution Compliance Period. The Purchaser agrees not to resell, pledge or transfer any Purchased Shares within the United States or to any U.S. Person during the 180 days following the Closing Date.

Section 3.2                                                                                   Further Assurances. From the date of this Agreement until the Closing Date, each Seller and the Purchaser shall use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby.

ARTICLE IV

INDEMNIFICATION

Section 4.1                                                                                   Indemnification. Each of the Sellers and the Purchaser (an “Indemnifying Party”) shall indemnify and hold each other and their directors, officers, employees, advisors and agents (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, fines, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”) resulting from or arising out of: (i) the breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any schedule or exhibit hereto; or (ii) the violation or nonperformance, partial or total, of any covenant or agreement of such Indemnifying Party contained in this Agreement for reasons other than gross negligence or willful misconduct of such Indemnified Party. In calculating the amount of any Losses of an Indemnified Party hereunder, there shall be subtracted the amount of any insurance proceeds and third-party payments received by the Indemnified Party with respect to such Losses, if any. For the avoidance of doubt, the obligations of the Sellers under this Section 4.1 are several but not joint.

Section 4.2                                                                                   Third Party Claims.

(a)         If any third party shall notify any Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which such Indemnified Party believes would give rise to a claim for indemnification against the Indemnifying Party under this Article IV, then the Indemnified Party shall promptly (i) notify the Indemnifying Party thereof in writing within thirty (30) days of receipt of notice of such claim and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Agreement.

(b)         Upon receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third Party Claim by, within (30) days of receipt of the Claim Notice, notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to fully control and settle the proceeding, provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party.

(c)          If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person. The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 4.2(b).

(d)         In the event of a Third Party Claim for which the Indemnifying Party elects not to assume the defense or fails to make such an election within the 30 days of the Claim Notice, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party;

provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

Section 4.3                                                                                   Other Claims. In the event any Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim.

Section 4.4                                                                                   Cap. Notwithstanding the foregoing, the Indemnifying Party shall have no liability (for indemnification or otherwise) with respect to any Losses in excess of the applicable Purchase Price.

ARTICLE V

MISCELLANEOUS

Section 5.1                                                                                   Survival of the Representations and Warranties. All representations and warranties made by any party hereto shall survive for two years and shall terminate and be without further force or effect on the second anniversary of the date hereof, except as to any claims thereunder which have been asserted in writing pursuant to Section 4.1 on or prior to such second anniversary against the party making such representations and warranties.

Section 5.2                                                                                   Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators. Each Party has the right to appoint one arbitrator and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. The seat of arbitration shall be Hong Kong. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

Section 5.3                                                                                   Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the parties hereto.

Section 5.4                                                                                   Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each Seller, the Purchaser, and their respective heirs, successors and permitted assigns.

Section 5.5                                                                                   Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Purchaser or any Seller without the express written consent of the other Party, except that a Purchaser may assign all or any part of its rights and obligations hereunder to any affiliate of such Purchaser without the consent of the Seller, provided that no such assignment shall relieve such Purchaser of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 5.6                                                                                   Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the party hereto to whom notice is to be given, on the date sent if sent by telecopier, tested telex or prepaid telegram, on the next business day following delivery to Federal Express properly addressed or on the day of attempted delivery by the U.S. Postal Service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed as follows:

If to Xiaomi Ventures Limited, at:	12F East Office Tower The Rainbow City of China Resources No. 68 Qinghe Middle Street Haidian District, Beijing People’s Republic of China Fax: 86-010-6060 6666 ext. 1011 Attn: Zhang Tianying
If to JOINWAY INVESTMENTS LIMITED	Building 2, 6 Haoyuan, Jiuxianqiao Road, Chaoyang District, Beijing, P.R.C.100015 Tel:86-010-58781256 Fax:86-010-56822000 Attn: Dong Jianming
If to CEYUAN VENTURES I, L.P. and CEYUAN VENTURES ADVISORS FUND, LLC

Maples Corporate Services Limited, Ugland House, P.O. Box 309, Grand Cayman, KY1-1104, Cayman Islands

With a copy to:

No. 1 Exhibition Hall, 2F of Lobby, Poly Plaza,

14 Dongzhimen South Avenue, Dongcheng District, Beijing, 100027, the P.R.C.

Telephone: 86-10-8402-8800

Fax: 86-10-8402-0999

Any party hereto may change its address for purposes of this Section 5.6 by giving the other Party written notice of the new address in the manner set forth above.

Section 5.7                                                                                   Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 5.8                                                                                   Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 5.9                                                                                   Fees and Expenses. Except as otherwise provided in this Agreement, the Purchaser and each Seller will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including fees and expenses of attorneys, accountants, consultants and financial advisors.

Section 5.10                                                                            Confidentiality. Each party hereto shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated hereby) or disclose, any non-public information disclosed to it or its affiliates, representatives or agents in connection with this Agreement or the transactions contemplated hereby. Each party hereto shall ensure that its affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information.

Section 5.11                                                                            Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 5.12                                                                            Termination. In the event that the Closings shall not have occurred by December 31, 2014, the Purchaser or either Seller (with respect to itself) may terminate this Agreement with no further force or effect, except for the provisions of Article V, which shall survive any termination under this Section 5.12, provided that no party who is then in a material breach of this Agreement shall not be entitled to terminate this Agreement.

Section 5.13                                                                            Consent to Disclosure and Filing. Each Seller agrees that the transactions contemplated under this Agreement shall be accurately disclosed in the Registration Statement.  Each Seller hereby consents to the filing of this Agreement as an exhibit to the Registration Statement.

Section 5.14                                                                            Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 5.15                                                                            Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

Section 5.16                                                                            Seller Obligations. For the avoidance of doubt and notwithstanding anything to the contrary herein, all obligations and liabilities of the Sellers hereunder shall be several and not joint.

[Signatures follow]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

XIAOMI VENTURES LIMITED

By:	/s/ Kong Kat Wong

Name:	Kong Kat Wong
Title:	Director

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES A INVESTOR:

JOINWAY INVESTMENTS LIMITED

By:	/s/ Miguel Salazar

Name:	Miguel Salazar
Title:

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Letter as of the date and year first above written.

SERIES B INVESTORS:

CEYUAN VENTURES I, L.P.

By:	/s/ Bo Feng

Name:	Bo Feng
Title:

CEYUAN VENTURES ADVISORS FUND, LLC

By:	/s/ Bo Feng

Name:	Bo Feng
Title:

Exhibit A
Sellers

Seller	Number of Preferred Shares in Xunlei Limited
JOINWAY INVESTMENTS LIMITED	3,242,280 Series A Preferred Shares
CEYUAN VENTURES I, L.P.	6,780,684 Series B Preferred Shares
CEYUAN VENTURES ADVISORS FUND, LLC	297,275 Series B Preferred Shares